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CONSENT TO USE OF REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report, and to all references to our firm included in or made a part of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-60524, 33-63822, 33-83840, 333-51297, 333-69643,
333-69645, 333-86253, 333-44678, 333-54082 and 333-83778.

/s/ ARTHUR ANDERSEN LLP

Tampa, Florida,
  April 24, 2002